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                        SYNERGY TECHNOLOGIES CORPORATION
                             2002 STOCK OPTION PLAN


1.       DEFINITIONS

         The following terms when used in this Plan shall, except where the context otherwise requires, have the following meanings:

         (a) The term "Act" shall mean the Securities Act 1933 as now in effect or hereafter amended,

         (b) The term "Board" shall mean the Board of Directors of the Corporation.

         (c) The Term "Code" shall mean the Internal Revenue Code of 1986 as now in effect or hereafter amended.

         (d) The Term "Common Shares" shall mean the Common Shares, $0.002 par value, of the Corporation (as hereinafter defined) or such other capital stock as may hereafter be authorized and listed in lieu thereof,

         (e) The term "Corporation" shall mean SYNERGY TECHNOLOGIES CORPORATION, a Nevada corporation, or any successor thereto.

         (f) The Term "Discharged for Cause" shall mean discharge for dishonesty, theft, disclosing trade secrets of the Corporation or, if hereinafter incorporated or acquired, any Subsidiary (as hereinafter defined), entering into competition, directly or indirectly, with the Corporation or any Subsidiary while employed, or using the Corporation's or any Subsidiary's facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

         (g) The Term "Effective Date" shall mean the date upon which this Plan becomes effective.

         (h) The term "Exchange Act" shall mean the Securities Exchange Act of 1934 as now in effect or hereafter amended.

         (h) The term "Incentive Stock Option" shall mean every Option (as hereinafter defined) granted under the Plan (as hereinafter defined) which is intended to qualify as an Incentive stack option pursuant to Section 422 of the Code.

         (i) The term 'Non-Qualified Stock Option" shall mean every Option (as hereinafter defined) granted under the Plan (as hereinafter defined) which is not an Incentive Stock Option.

         (j) The term "Option" shall mean any right to purchase shares of Common Stock to be granted under the Plan.


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         (l) The term "Option Price" shall mean the price at which a share of
Common Stock may be purchased upon exercise of an Option,

         (m) The term "Plan" shall mean the SYNERGY TECHNOLOGIES CORPORATION 2002 Stock Option Plan."

         (n) The term "Subsidiary" shall be defined in the same manner as the term "subsidiary corporation" is defined in section 424(f) of the code.

         (o) The term "Warrant" shall mean any right to purchase shares of common shares, such as is commonly called an option, warrant or right, which is not granted under the Plan.

         (p) Any term used in the plan in the masculine gender shall include the feminine gender or, in the case of a consultant or an advisor, the neuter gender.

2.       ADMINISTRATION

         (a) The Plan shall be administered by the Compensation Committee of the Board (hereinafter referred to as the "Committee") which shall consist of two or more persons who shall be selected by and serve at the pleasure of the Board. In the event that the Board has not appointed a Compensation Committee or at the election of the Board, the Plan shall be administered by the Board.

         (b) The Committee or, if applicable, the Board, is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. The Committee or, if applicable, the Board, may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee or, if applicable, the Board on the matters referred to in this paragraph 2 shall be conclusive.

         (c) Subject to the terms, provisions and conditions of the Plan, the Committee or, if applicable, the board shall have exclusive jurisdiction (i) to select the optionees to be granted options, (ii) to determine the number of shares subject to each Option, (iii) to determine the time or times when the Options will be granted, (iv) to determine the Option Price of the shares subject to each Option, which Option Price may be higher than, or equal to, (or less than) the fair market value of a share of the Common Shares on the respective date of grant (except as provided in the succeeding sentence) and shall be subject to adjustment as provided in paragraph 10 of the Plan, (v) to determine the dates after which the Option may be exercised, in whole or in part, and (vi) to prescribe the form, which shall be consistent with the Plan, of the instruments evidencing any Options granted under the Plan. Any Options granted under the Plan to an optionee shall be at the fair market value of a share of the Common Shares on the respective date of grant and, if the optionee on the date of grant is the beneficial owner of more than 10% of the outstanding shares of the Common Shares, the exercise price of the Incentive Stock Option shall be 110% of the fair market value of a share of the Common Shares on such date.




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         In addition, anything in the Plan to the contrary notwithstanding, an
Incentive Stock Option shall be subject to such limitations on exercise or other provisions as required by the Code or the regulations promulgated thereunder.

3.       GRANT OF OPTION

         (a) The aggregate number of shares as to which Options may be granted pursuant to the Plan shall be 10,000,000 shares of the Common Shares, subject to adjustment as provided in paragraph 10 hereof,

         (b) An optionee shall be granted an Option for such number of shares of the Common Shares as may be determined by the Committee or, if applicable, the Board. Nothing contained in the Plan shall be construed to preclude the granting of an Option or Options to an optionee in addition to any Option or Options already granted to him and in existence or in addition to any outstanding Warrant owned by him, provided that in each event the optionee is eligible under the provisions of paragraph 4 hereof. (An Option shall be Non-Qualified Stock Option unless the optionee is an employee of the Corporation or a Subsidiary and requests in writing that he be granted an Incentive Stock Option and the option complies with all the other provisions of the Code.) An Incentive Stock Option shall not be granted later than ten years from the tenth anniversary of the date that the Plan is adopted by the holders of a majority of the outstanding shares of the Common Shares.

         (c) Whenever any Option granted pursuant to the Plan terminates under the terms hereof prior to exercise thereof, the Committee or, if applicable, the Board may grant a new Option or Options with respect to such shares; provided, however, that the Committee or, if applicable, the Board may not grant any such Option if the effect of such grant would be to increase the number of shares which may be issued upon exercise of Options granted under the Plan to more then the amount provided in paragraph 3(a) hereof, subject to adjustment as provided in paragraph 10 hereof.

4.       ELIGIBLE OPTIONEES

         Every key employee (including officers) of the Corporation or of any Subsidiary (or any director of, or consultant or advisor to, the Corporation as may be selected by the Committee or, if applicable, the Board) is eligible for grant of an Option under the Plan, (except that, if the optionee is not an employee of the Corporation or a Subsidiary, he may receive only a Non-Qualified Stock Option and except that bona fide services shall be rendered by the consultant or advisor and such services must not be in connection with the offer or sale of securities in a capital raising transaction.

5.       EXERCISE OF OPTIONS

         (a) Except as provided in paragraphs 7 and 10 hereof, the Option shall be exercisable, either in its entirety or in such installments (which may be accumulated) as the resolution granting the Option of the Committee or, if applicable, the Board shall provide.


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         Each optionee may exercise his Option with respect to all shares then available for purchase or with respect to such lesser number of shares as he may from time to time desire prior to the expiration or termination of the option.

         (b) Except as another date (whether later or earlier) for the expiration or termination of the Option is provided in the resolution of the Committee or, if applicable, the Board granting an Option, each Option shall expire and become void, to the extent it has not theretofore been exercised, at the close of business five (5) years from the date of grant; provided, however, that no Option may be granted to expire more than ten (10) years from the date of grant. An Incentive Stock Option granted to the beneficial owner of more than 10% of the outstanding shares of the Common Shares shall expire and become void, to the extent that it has not theretofore been exercised, at the close of business five (5) years from the date of grant.

6.       TERMINATION OF EMPLOYMENT OR DIRECTORSHIP

         An Option shall terminate and all rights thereunder shall cease upon termination of the optionee's employment (or termination of his directorship or consulting or advisory relationship) unless (a) such termination is by reason of the optionee's death, in which event the provisions of paragraph 7(a) hereof shall govern; (b) such termination is as a result of the optionee's disability (as determined by the Committee or, if applicable, the Board) or his retirement in accordance with the retirement policies of the Corporation or the Subsidiary by which the optionee was employed ( or for which he served as a director, consultant or advisor) in which event the provisions of paragraph 7(b) shall govern; (c) such termination is for a reason other than Discharge for Cause and under the terms of an employment, consulting or advisory agreement with the Corporation and/or a Subsidiary such optionee was entitled to notice of termination, in which event the provisions of paragraph 7(c) shall govern; (d) such termination is for a reason other than Discharge for Cause, in which event the provisions of paragraph 7(d) hereof shall govern; and (e) the Committee or, if applicable, the Board otherwise provides when it grants the Option.

7.       RIGHTS TO EXERCISE OPTION IN EVENT OF DEATH OR OTHER TERMINATION
         OF EMPLOYMENT

         (a) If an optionee shall die while in the employ of the Corporation or a Subsidiary, or within three (3) months after leaving the employ (because of his retirement or disability as provided in paragraph 7(b) hereof (or if the optionee shall die serving as a director of, or as a consultant or an advisor to, the Corporation, or within three (3) months after such cessation of service (because of his retirement or disability as provided in paragraph 6(b) hereof) his Option may be exercised, whether or not such Option was exercisable by him at the date of his death, by the person or persons to whom his rights under the Option are transferred by will or by the laws of descent and distribution, or by his legal representative(s), whichever shall be applicable, at any time or from time to time for one (1) year after the earlier of his death or his cessation of service as an employee, director, consultant or advisor

         (b) If an optionee shall retire or become disabled and leave the employ of the Corporation and all of its Subsidiaries (or cease to be a director of, or a consultant or an advisor to, the



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Corporation) for any such reasons as prescribed in paragraph 6(b) hereof, his
Option may be exercised by him, whether or not such Option was exercisable by him at the date of his retirement or his ceasing to be an employee (director, consultant or advisor) because of disability, at any time or from time to time for three (3) months after the date of his retirement or his ceasing to be an employee (director, consultant or advisor) because of disability.

         (c) In the event that, pursuant to the terms of an employment, consulting or advisory agreement between the optionee and the Corporation and/or a Subsidiary, such optionee shall be entitled to notice of termination of employment and such optionee shall be terminated for a reason other than Discharge for Cause, then such optionee may exercise his Option, whether or not such Option was exercisable at the time of delivery of the notice of termination, at any time or from time to time for thirty (30) days after delivery of the notice,

         (d) In the event an optionee is discharged by the Corporation and/or a Subsidiary for a reason other than Discharge for Cause or the optionee voluntarily terminates his employment (directorship or consulting or advisory arrangement) such optionee may exercise his Option only as to such shares as to which the Option was exercisable at the date of his discharge or his voluntary termination at any time or from time to time for thirty (30) days from the date of his discharge or his termination of employment (directorship, or consulting or advisory arrangement).

         (e) This paragraph 7 is subject to the provisions of paragraph 11 hereof.

8.       NON-TRANSFERABILITY OF OPTIONS

         (a) No Option shall be transferable otherwise than by will or by the laws of descent and distribution, and each Option is exercisable during the lifetime of an optionee only by him or, in the case of the optionee's certified incompetency, by his duly authorized legal representative(s). Anything in the foregoing to the contrary notwithstanding, an optionee may request that the shares of the Common Shares to be issued upon the exercise of an Option be issued in his and his spouse's name as joint tenants, with right of ownership.

         (b) No Options nor any rights of the optionee pursuant to his Option shall be subject to pledge, hypothecation, execution, attachment or similar process.

9.       EXERCISE OF OPTION AND PAYMENT FOR SHARES

         (a) There shall be an exercise of an Option upon receipt by the Corporation, at its principal office, during the term of such Option of (i) a written notice signed by the optionee advising of his exercise of such Option with respect to a specified number of shares, the notice to be in such form and to contain such provisions as may at the time be required by the Committee or, if applicable, the Board, including representations which comply with paragraph 12 hereof and his commitment pursuant to paragraph 11 (b) hereof, and (ii) payment in United States funds of the full purchase price of the shares covered by the notice. A check, bank draft or money order will be accepted as payment subject to collection, and stock certificates registered in the name of the optionee for the shares of the Common Shares covered by such exercise will be delivered in



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the ordinary course of business after such collection; provided that the
Corporation shall not be obligated to deliver any shares of the Common Shares until there has been compliance with any federal or state law or regulations which the Corporation may deem applicable. If a person or persons to whom the rights of an optionee under an Option are transferred by will or by laws of descent and distribution shall become entitled to exercise an Option as provided in paragraph 7(a) hereof, or if the legal representative(s) of an optionee shall become so entitled, references to the optionee in this paragraph 9 shall, except where the context otherwise requires, be deemed to mean such person or persons or such legal representative(s).

         (b) A person entitled to exercise an Option shall have none of the rights of a shareholder with respect to shares subject to such Option until such shares shall have been issued upon exercise of such Option,

         (c) Anything in paragraph 9(a) to the contrary notwithstanding an optionee may, in lieu of payment by check, bank draft or money order, surrender to the Corporation shares of the Common Shares having a fair market value on the date of exercise at least equal to the product of the Option Price and the number of shares of the Common Shares as to which the Option was exercised. For the purpose of the foregoing calculation, the fair market value of a share of the Common Shares shall be the mean of the high bid and the low asked prices quoted on the date of exercise (i) in the National Association of Securities Dealers Automated Quotation ("NASDAQ") System if the Common Shares are traded in the NASDAQ System; (ii) on the exchange on which the Common Shares are then traded; or (iii) in the OTC Bulletin Board of the National Association of Securities Dealers, Inc. or in the pink sheets as reported by the National Quotation Bureau, Inc., if not traded in the NASDAQ system or on an exchange.

10.      STOCK DIVIDEND CAPITAL CHANGES

         (a) In the event that the Corporation shall pay a stock dividend with respect to, or affect a subdivision or combination of shares or a reclassification of the Common Shares, the Board shall make such adjustments in the number and kind of shares then subject to each Option and the Option Price as it may deem appropriate to reflect such action, and such adjustment shall take effect at such time and in such a manner as the Board may determine in its discretion.

         (b) In the event of a complete or partial liquidation or reorganization of the Corporation, including a merger, consolidation or sale or distribution of assets, the Board may (i) make such adjustments, if any, as it may deem appropriate in the provisions of any Option as to the Option Price and as to the kind and number of shares or kind and amount properly deliverable upon exercise of such Option, (ii) terminate any Option at, or prior to, the effective date of the liquidation or reorganization, or (iii) provide in connection with the liquidation or reorganization for the assumption of any Option by any surviving, consolidated or successor corporation or corporations.

          (c) Notwithstanding any provisions of the Plan to the contrary, an optionee shall have the right to exercise his Option in whole or in part as to all shares then subject to the Option, whether or not such Option is otherwise exercisable on such date, at any time subsequent to (i) the sale or transfer by the Corporation of all or substantially all of its assets or the merger or consolidation



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of the Corporation where the Corporation is not the surviving entity (other than a transfer of assets to, or a merger or consolidation with, a Subsidiary, (ii) the sale or transfer of shares of the Corporation by the Corporation and/or any one or more of its shareholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person (as such term is defined in the Exchange Act) and its Affiliates (as such term is defined in the Exchange Act) shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Corporation having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Corporation who have been directors of the Corporation for at least two years (or who have been elected, or nominated for election by the shareholders of the Corporation, by the directors who have so served), (iii) the sale or transfer of shares of the Corporation by the Corporation and/or any one or more of its shareholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Corporation having voting power for the election of directors, or (iv) the election of one or more individuals to the Board which election results in one-third of the directors of the Corporation consisting of individuals who have not been directors of the Corporation for at least two years, unless such individuals have been elected as directors, or nominated for election by the shareholders of the Corporation as directors, by three-fourths of the directors of the Corporation who have been directors of the Corporation for at least two years.

         Anything in subparagraph (i) of this paragraph 10(c) to the contrary notwithstanding, the Corporation shall give notice to each optionee, at least ten (10) days prior to the date of the meeting of shareholders called to approve the sale by the Corporation of all or substantially all of its assets or the merger or consolidation of the Corporation where it is not the survivor, of such proposed sale, merger or consolidation and if, after such notice, the optionee does not exercise the Option in its entirety on or prior to the effective date of any such sale, merger or consolidation, then the Option, to the extent not so exercised shall have no further force and effect unless the Board, in any such merger or consolidation, has made provision for the corporation surviving the merger or consolidation to assume the Option.

         For the purposes of this paragraph 10(c), "Person" shall mean an individual, partnership, firm, trust, corporation or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Corporation, such syndicate or group shall be deemed a "Person" within the meaning of this paragraph 1 0(c). For the purpose of this paragraph 10(c), "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any Person.

11.      OTHER CONDITIONS

         (a) If at any time counsel to the Corporation shall be of the opinion that any sale or delivery of shares of the Common Shares pursuant to the exercise of any Option is or may be under the circumstances unlawful, the Corporation shall have no obligation to make such sale or delivery, or to take any action or refrain from taking any action to make such sale or delivery


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lawful, and the right to exercise any Option shall be suspended until, in the opinion of counsel, such sale or delivery shall be lawful. Upon the termination of any period of suspension under this paragraph, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available for purchase before such suspension and as to shares which would otherwise have become available for purchase during the period such suspension, but no such suspension shall extend the term of any Option. If any Option is deemed or declared void or unexercisable for any reason, no other Options shall be thereby affected.

         (b) It shall also be a condition precedent to an optionee's right to exercise an Option that he shall have entered into an arrangement with the Corporation, in form and substance satisfactory to the Committee, or if applicable, the Board, with respect to any applicable withholding tax requirements.

12.      REPRESENTATIONS BY OPTIONEES

         (a) So long as a registration statement filed under the Act shall not be effective with respect to the Plan, the optionee shall represent to the Corporation, upon receipt of the Option, (i) that he is familiar with the operations and financials status of the Corporation and, if hereinafter incorporated or acquired, its Subsidiaries, (ii) that he is aware that the Corporation is obligated to file periodic reports under Section 13 of the Exchange Act and the copies thereof may be obtained from the Corporation or the Securities and Exchange Commission upon request; (iii) that he understands the financial and other information relating to the Corporation that has been furnished, or made available, to him or has an advisor who has such understanding, and has advised him, with respect thereto, (iv) that the Option granted to him is being taken by him for investment and not with a view to, or in connection with any distribution thereof and (v) all shares of the Common Shares purchased upon exercise of such Option, whether by him or, in the case of his death, by the person or persons to whom his rights under such Option are transferred by will or by the laws of descent or distribution or by his legal representative(s) are to be so taken shall be registered prior to the issuance thereof under the Act, the optionee or the other person exercising the Option as permitted by paragraph 7 hereof will be required to give a representation in writing that he is acquiring such shares as an investment and not with a view to, or in connection with, the sale or distribution of any thereof,

         (b) The Committee or, if applicable, the Board may require such additional or alternative representations by the optionee, whether upon receipt of the Option by the optionee and/or upon the exercise thereof, as the Committee or, if applicable, the Board, acting upon the advice of counsel to the Corporation, deems necessary or advisable (i) in order to comply with the Act or any other applicable status, rule or regulation relating to stock options or
(ii) which is deemed to be in the best interests of the Corporation.

13.      TAX STATUS

         (a) The Corporation makes no representation as to the tax status of any Option or the tax consequences (under federal laws of any state or other jurisdiction) of the granting of any of the Options, any exercise thereof or of any sale of shares acquired pursuant thereto.


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         (b) Whenever a reference is made in the Plan or in any instrument delivered pursuant thereto to any section of the Code and such section is later amended, superseded or redesignated under a new section number, the reference in the Plan shall, unless the Board shall provide to the contrary, be automatically amended to reflect such amendment, redesignation or other change,

14.      AMENDMENT OF PLAN

         The Board may suspend or terminate the Plan with respect to any shares as to which Options have not been granted and may, at any time or from time to time, amend the Plan in any respect, except that after this Plan has been submitted to, and the Board has obtained the approval of, the shareholders of the Corporation, then, without the approval of shareholders holding a majority of the shares of stock of the Corporation then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing or decreasing the number of 'shares reserved under paragraph 3(a) hereof (other than as provided in paragraph 10 hereof), (b) changing the designation of the class of eligible optionees, as provided in paragraph 4 hereof, to receive Options hereunder; and
(c) extending the term during which the Options may be granted or exercised.

15.      EFFECTIVENESS OF PLAN

         The Plan shall become effective, in accordance with the provisions of the resolutions of the Board of Directors approving the Plan, which were adopted on December 14, 2001, on January 1, 2002, subject to the approval of the Plan by the holders of a majority of the outstanding shares of the Common Shares. The Plan shall terminate and have no further force and effect, except as to Options theretofore granted, at the close of business on the tenth anniversary of the date that the Plan is adopted by the holders of a majority of the outstanding shares of the Common Shares.

16.      TIME OF GRANTING OPTIONS

         The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee or, if applicable, the Board makes the determination granting such Option; and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each optionee to whom an Option is so granted within a reasonable time after the date of such grant.

17.      TERMINATION OF RIGHTS OF ACTION

         Every right of action arising out of or in connection with, the Plan by or on behalf of the Corporation or a Subsidiary, or by any shareholder of the Corporation or a Subsidiary against any past, present or future member of the Committee or, if applicable, the Board or against any employee, consultant or advisor, or by any employee, consultant or advisor (past, present or future) against the Company or a Subsidiary shall, irrespective of the place of residence of any such shareholder, director, employee, consultant or advisor, cease and be barred by the expiration



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of three (3) years from the date of the act or omission in respect of which such right to action is alleged to have arisen.

18.      USE OF PROCEEDS

         The proceeds received by the Corporation from the sale of the Common Shares pursuant to the Options will be used for general corporate purposes.

19.      DECLINING MARKET PRICE

         In the event the fair market value of a share of the Common Shares declines below the Option Price set forth in any Non-Qualified Stock Option, the Committee or, if applicable, the Board may, at any time, adjust reduce, cancel and re-grant any unexercised Non-Qualified Stock Option or take any similar action it deems to be for the benefit of the optionee in light of the declining fair market value for the Common Shares; provided, however, that none of the foregoing actions may be taken by the Committee without the prior approval of the Board.